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                                                                      EXHIBIT 12

                                  TIME WARNER
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)

                                             PRO FORMA (a)
                                ---------------------------------------
                                  NINE MONTHS
                                      ENDED             YEAR ENDED
                                SEPTEMBER 30, 1996   DECEMBER 31, 1995
                                ------------------   ------------------
                                ISSUER   GUARANTOR   ISSUER   GUARANTOR
                                ------   ---------   ------   ---------
Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....  $ (134)   $  (322)   $  (58)   $  (100)
    Interest expense..........     650        799       871      1,089
    Amortization of
      capitalized interest....       1         14         4         15
    Portion of rents
      representative of an
      interest factor.........      43         66        60         91
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............      54         54        67         67
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....     594        594       649        649
    Undistributed losses of
      less than 50% owned
      companies...............      24          6       117        104
                                ------   ---------   ------   ---------
        Total earnings........  $1,232    $ 1,211    $1,710    $ 1,915
                                ------   ---------   ------   ---------
                                ------   ---------   ------   ---------
Fixed Charges:
    Interest expense..........  $  650    $   799    $  871    $ 1,089
    Capitalized interest......       1         17         6         21
    Portion of rents
      representative of an
      interest factor.........      43         66        60         91
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............      54         54        67         67
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....     446        446       655        655
                                ------   ---------   ------   ---------
        Total fixed charges...  $1,194    $ 1,382    $1,659    $ 1,923
                                ------   ---------   ------   ---------
                                ------   ---------   ------   ---------
Ratio of earnings to fixed
  charges (deficiency in the
  coverage of fixed charges by
  earnings before fixed
  charges)....................     1.0x   $  (171)      1.0x   $    (8)
                                ------   ---------   ------   ---------
                                ------   ---------   ------   ---------


                                                    HISTORICAL (b)
                              -----------------------------------------------------------

                               NINE MONTHS
                                  ENDED
                              SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
                              --------------   ------------------------------------------
                               1996    1995     1995     1994     1993     1992     1991
                              ------  ------   ------   ------   ------   ------   ------
Earnings:
    Net income (loss) before
      income taxes and
      extraordinary items.....$ (172) $  (94)  $    2   $   89   $   81   $  320   $   52
    Interest expense..........   688     663      877      769      698      729      912
    Amortization of
      capitalized interest....     1       1        2        2     --         19       23
    Portion of rents
      representative of an
      interest factor.........    43      39       57       52       54       85       78
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............    54       3       11     --       --       --       --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....   594     530      691      665      663       97       73
    Undistributed losses of
      less than 50% owned
      companies...............    24      51      117       82       47       56       56
                              ------  ------   ------   ------   ------   ------   ------
        Total earnings........$1,232  $1,193   $1,757   $1,659   $1,543   $1,306   $1,194
                              ------  ------   ------   ------   ------   ------   ------
                              ------  ------   ------   ------   ------   ------   ------
Fixed Charges:
    Interest expense..........$  688  $  663   $  877   $  769   $  698   $  729   $  912
    Capitalized interest......     1       1        4        2     --         15       17
    Portion of rents
      representative of an
      interest factor.........    43      39       57       52       54       85       78
    Preferred stock dividend
      requirements of
      majority-owned
      subsidiaries............    54       3       11     --       --       --       --
    Adjustment for partially
      owned subsidiaries and
      50% owned companies.....   446     533      697      668      664       81       45
                              ------  ------   ------   ------   ------   ------   ------
        Total fixed charges...$1,232  $1,239   $1,646   $1,491   $1,416   $  910   $1,052
                              ------  ------   ------   ------   ------   ------   ------
                              ------  ------   ------   ------   ------   ------   ------
Ratio of earnings to fixed
  charges (deficiency in the
  coverage of fixed charges by
  earnings before fixed
  charges)....................   1.0x $  (46)     1.1x     1.1x     1.1x     1.4x     1.1x
                              ------  ------   ------   ------   ------   ------   ------
                              ------  ------   ------   ------   ------   ------   ------

------------

 (a) The pro forma ratio of earnings to fixed charges (or coverage deficiencies) for each of the Issuer and the Guarantor for the nine months ended September 30, 1996 and the year ended December 31, 1995 give effect to (i) the Issuer Transactions, as defined elsewhere herein, (ii) certain other transactions as defined and described in the pro forma consolidated condensed financial statements contained in the Guarantor's Current Report on Form 8-K dated November 14, 1996, including certain asset sales and debt refinancings and (iii) with respect to the Guarantor only, the TBS Transaction, as if such transactions had occurred at the beginning of 1995.

 (b) In connection with the TBS Transaction that occurred on October 10, 1996, the Guarantor, formerly a wholly owned subsidiary of the Issuer, acquired each outstanding share of capital stock of the Issuer (other than shares held directly or indirectly by the Issuer) and became the parent of the Issuer. Accordingly, the historical ratios of earnings to fixed charges (or coverage deficiencies) of the Issuer and the Guarantor are the same for all periods prior to such date because the Issuer is treated for financial reporting purposes as the predecessor of the Guarantor.


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